Exhibit 10.4

STROUD ENERGY, INC.
RESTRICTED STOCK PLAN

ARTICLE I.  ESTABLISHMENT AND PURPOSE

1.1          Establishment and Purpose.  Stroud Energy, Inc. (“SEI”) hereby establishes the Stroud Energy, Inc. Restricted Stock Plan, as set forth in this document.  The purposes of the Plan are to attract and retain highly qualified senior management and other employees to perform services for SEI and its Affiliates and to align the interests of such employees with those of the stockholders of SEI.  SEI is committed to creating long-term stockholder value.  SEI’s compensation philosophy is based on a belief that SEI can best create stockholder value if senior management and other employees act and are rewarded as business owners.  SEI believes that an equity stake through equity compensation programs effectively aligns employee and stockholder interests by motivating and rewarding long-term performance that will enhance stockholder value.

1.2          Replacement of SEM Class B Restricted Units.  In connection with the transactions contemplated by that certain Combination Agreement between SEI, Stroud Energy Management, Ltd. (“SEM”), Stroud Energy, Ltd., Stroud Oil Properties, Inc. and the other parties thereto dated August 1, 2005 (the “Combination Agreement”), shares of SEI Common Stock issued in exchange for the Class B Partnership Interests in SEM that were previously issued to senior management and other employees of Stroud Oil Properties, Inc. or its affiliates during 2005 will be issued pursuant to this Plan.

1.3          Effectiveness and Term.  This Plan shall become effective as of September 23, 2005, (the “Effective Date”), which is the date of approval of the Plan by the holders of at least a majority of the shares of Common Stock by written action in lieu of a meeting in accordance with applicable law. Unless terminated earlier by the Board pursuant to Section 9.1, this Plan shall terminate on the day prior to the tenth anniversary of the Effective Date.

ARTICLE II.  DEFINITIONS

2.1          “Affiliate” means (i) a “parent corporation” or a “subsidiary corporation” of SEI, as those terms are defined in Sections 424(e) and (f) of the Code, respectively, and (ii) any other corporation, organization, association, partnership, sole proprietorship or other type of entity, whether incorporated or unincorporated, directly or indirectly controlling or controlled by or under direct or indirect common control with SEI.

2.2          “Award” means an award granted to a Participant in the form of Restricted Stock.

2.3          “Award Agreement” means a written agreement between SEI and a Participant that sets forth the terms, conditions, restrictions and limitations applicable to an Award.

2.4          “Board” means the Board of Directors of SEI.

2.5          “Cause” means a finding by the Committee of acts or omissions constituting willful misconduct or gross negligence in the course of the Participant’s employment or service with the Company.

2.6          “Change of Control” means any of the following events:

(a)           the acquisition by any “person” (including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding SEI or an existing stockholder of SEI who, upon closing of the Private Placement, holds 5% or more of the Common Stock) of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of SEI representing more than 20% of the combined voting power of SEI’s then outstanding securities entitled to vote generally in the election of directors; or

(b)           the consummation of a reorganization, merger, consolidation or other form of business transaction or series of business transactions, in each case, with respect to which persons who were stockholders of SEI immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(c)           the sale, lease or disposition (in one or a series of related transactions) by SEI of all or substantially all of SEI’s assets (including those of its subsidiaries) to any person or its Affiliates, other than SEI or its Affiliates; or

(d)           the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by SEI’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director; or

(e)           the approval by the Board or the stockholders of SEI of a complete or substantially complete liquidation or dissolution of SEI; or

(f)            any event similar to the foregoing that the Committee determines in its absolute discretion would, if consummated, materially alter the structure or business SEI.

Notwithstanding the foregoing, (i) a Change of Control shall not include any acquisition, merger, or reorganization by SEI in which the stockholders of SEI immediately prior to such acquisition, merger, or reorganization will have substantially the same proportionate ownership of common stock of the surviving corporation immediately thereafter or which would be considered a Change of Control only due to the acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by SEI or any parent or subsidiary of SEI, and (ii) a

Change of Control shall not include the transactions contemplated by the Combination Agreement, the Private Placement, or the initial public offering of the Common Stock.

2.7          “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

2.8          “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board.  During such time as the Common Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be an Outside Director.  To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

2.9          “Common Stock” means the common stock of SEI, $.001 par value per share, or any stock or other securities of hereafter issued or issuable in substitution or exchange for the Common Stock.

2.10        “Company” means SEI and any Affiliate.

2.11        “Effective Date” means the date this Plan becomes effective as provided in Section 1.3.

2.12        “Employee” means an employee of the Company; provided, however, that the term “Employee” does not include an Outside Director or an individual performing services for the Company who is treated for tax purposes as an independent contractor at the time of performance of the services.

2.13        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14        “Executive” means an Employee who is an executive officer or other member of senior management of the Company.

2.15        “Fair Market Value” means the fair market value of the Common Stock, as determined in good faith by the Committee or (i) if the Common Stock is traded in the over-the-counter market, the average of the representative closing bid and asked prices as reported by NASDAQ for the date the Award is granted (or if there was no quoted price for such date of grant, then for the last preceding business day on which there was a quoted price), or (ii) if the Common Stock is traded in the NASDAQ National Market System, the average of the highest and lowest selling prices for such stock as quoted on the NASDAQ National Market System for the date the Award is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales), or (iii) if the Common Stock is listed on any national stock exchange, the average of the highest and lowest selling prices for such stock as quoted on such exchange for the date the Award is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales).

2.16        “Grant Date” means the date an Award is determined to be effective by the Committee upon the grant of such Award.

2.17        “NASDAQ” means The NASDAQ Stock Market, Inc.

2.18        “Outside Director” means a member of the Board who: (i) meets the independence requirements of the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, (ii) from and after the date on which the remuneration paid pursuant to the Plan becomes subject to the deduction limitation under Section 162(m) of the Code, qualifies as an “outside director” under Section 162(m) of the Code, (iii) qualifies as a “non-employee director” of SEI under Rule 16b-3, and (iv) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Employees.

2.19        “Participant” means an Executive or other Employee who has been granted an Award.

2.20        “Plan” means the Stroud Energy, Inc. Restricted Stock Plan, as in effect from time to time.

2.21        “Private Placement” means the private placement of shares of the Common Stock to accredited investors, qualified institutional buyers and non-U.S. persons involving SEI and/or its stockholders scheduled to close on or about the Effective Date.

2.22        “Purchased Restricted Stock” shall have the meaning given such term in Section 7.2.

2.23        “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture.

2.24        “Restricted Stock” means a share of Common Stock granted to a Participant pursuant to Article VII that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

2.25        “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

2.26        “SEI” means Stroud Energy, Inc., a Delaware corporation, or any successor thereto.

ARTICLE III.  PLAN ADMINISTRATION

3.1          Plan Administrator and Discretionary Authority.  The Plan shall be administered by the Committee.  The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.  The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.  Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:  (i) interpret the Plan and the Award Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Award Agreement; (iv) prescribe the form of Award Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (ix) accelerate the vesting or payment of an Award when such action or actions would be in the best interests of the Company; (x) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (xi) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan.  The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan.  The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective estates, beneficiaries and legal representatives.

3.2          Liability; Indemnification.  No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by SEI with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

ARTICLE IV.  SHARES SUBJECT TO THE PLAN

4.1          Available Shares.

(a)           Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be 801,861 shares of Common Stock.  Of the maximum number of shares of Common Stock that are available for grant of Awards under the Plan, 735,861 shares of Common Stock shall be available for the grant of Awards to Executives and the remaining 66,000 shares shall be available for the grant of Awards to Employees other than Executives.

(b)           Shares of Common Stock issued pursuant to the Plan may be original issue or treasury shares or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine.  SEI will, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

4.2          Adjustments for Recapitalizations and Reorganizations. Subject to Article VIII, if there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization, or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without SEI’s receipt of consideration, or if the value of outstanding shares of Common Stock is reduced as a result of a spin-off or SEI’s payment of an extraordinary cash dividend, or distribution or dividend or distribution consisting of any assets of SEI other than cash, the maximum number and kind of shares of Common Stock available for issuance under the Plan and the number and kind of shares of Common Stock covered by outstanding Awards may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

4.3          Adjustments for Awards.  The Committee shall have sole discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted.  Without limiting the discretion of the Committee under this Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

(a)           Restricted Stock.  The grant Restricted Stock shall reduce the number of shares of Common Stock available for grant of Awards under the Plan by the number of shares of Common Stock subject to such an Award.

(b)           Cancellation, Forfeiture and Termination.  If any Award referred to in Section 4.3(a) is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Award shall again be available for grant of Awards under the Plan.

(c)           Payment of Withholding Taxes.  If previously acquired shares of Common Stock are used to pay withholding taxes payable upon vesting or payment of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

ARTICLE V.  ELIGIBILITY

The Committee shall select Participants from those Employees providing services to the Company that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company.  Once a Participant has been selected for an Award by the Committee, the Committee shall determine the size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee.

ARTICLE VI.  FORM OF AWARDS

6.1          Form of Awards.  Awards may be granted under the Plan in the form of Restricted Stock pursuant to Article VII.  All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan.  The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan.  The Committee may, but is not required to, subject an Award to such conditions as it determines are necessary or appropriate to ensure than an Award constitutes “qualified performance based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.  Awards need not be uniform.  Subject to compliance with applicable tax law, an Award Agreement may provide that a Participant may elect to defer receipt of income attributable to the vesting or settlement of an Award.

ARTICLE VII.  RESTRICTED STOCK

7.1          General.  Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine.  The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation providing for vesting upon the achievement of specified performance goals pursuant to an Award and restrictions under applicable Federal or state securities laws.  A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 7.2.

7.2          Purchased Restricted Stock.  The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock (“Purchased Restricted Stock”).

7.3          Restricted Period.  At the time an Award is granted, the Committee shall establish a Restricted Period applicable to the Award.  Each Award may have a different Restricted Period in the sole discretion of the Committee.

7.4          Other Terms and Conditions.  Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.  Restricted Stock awarded to a Participant under the Plan shall be registered in the name of the Participant or, at the option of SEI, in the name of a nominee of SEI, and shall be issued in book-entry form or represented by a stock certificate.  Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) SEI shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period.  A breach of the terms and conditions established by the Committee pursuant to the Award may result in a forfeiture of the Restricted Stock.  At the time of an Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement, cause or otherwise) of a Participant prior to expiration of the Restricted Period.

7.5          Miscellaneous.  Nothing in this Article shall prohibit the exchange of shares of Restricted Stock pursuant to a plan of merger or reorganization for stock or other securities of SEI or another corporation that is a party to the reorganization, provided that the stock or securities so received in exchange for shares of Restricted Stock shall, except as provided in Article VIII, become subject to the restrictions applicable to such Restricted Stock.  Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to such Restricted Stock.

7.6          Code Section 162(m) Requirements.  From and after the date on which remuneration paid pursuant to the Plan becomes subject to the deduction limitation under Section 162(m) of the Code, the Committee shall determine in its sole discretion whether all or any portion of an Award shall be intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (the “162(m) Requirements”).  The performance criteria for any Award that is intended to satisfy the 162(m) Requirements shall be established in writing by the Committee based on one or more performance goals as set forth in Section 7.7 not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time.  The maximum number of shares of Common Stock that may be awarded to any Participant during any calendar year pursuant to any Award that is intended to satisfy the 162(m) Requirements is 100,000 shares; provided, however, that such maximum number of shares with respect to an Award that provides for a performance period longer than one calendar year shall be the foregoing limit multiplied by the number of full calendar years in the performance period.  At the time of the grant of an Award and to the extent permitted under Code Section 162(m) and regulations thereunder for an Award intended to satisfy the 162(m) Requirements, the Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.

7.7          Performance Goals.  The performance measure(s) to be used for purposes of an Award may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services, and may consist of one or more or any combination of the following criteria:  (i) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis), (ii) return on equity, (iii) return on assets or net assets, (iv) return on capital or invested capital and other related financial measures, (v) cash flow, (vi) revenues,

(vii) income or operating income, (viii) expenses or expense levels, (ix) one or more operating ratios, (x) stock price, (xi) total stockholder return, (xii) market share, (xiii) operating profit, (xiv) profit margin, (xv) growth in production, (xvi) capital expenditures, (xvii) net borrowing, debt leverage levels, credit quality or debt ratings, (xviii) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, (xix) net asset value per share, (xx) economic value added, (xxi) individual business objectives or (xxii) added reserves.  The performance goals based on these performance measures may be made relative to the performance of other business entities.

7.8          Certification and Negative Discretion.  Prior to the payment of any compensation pursuant to an Award that is intended to satisfy the 162(m) Requirements, the Committee shall certify the extent to which the performance goals and other material terms of the Award have been achieved or satisfied.  The Committee in its sole discretion shall have the authority to reduce, but not to increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to an Award that is intended to satisfy the Section 162(m) Requirements.

ARTICLE VIII.  CHANGE OF CONTROL

Unless otherwise determined by the Committee at the time of grant of an Award or unless otherwise provided in the applicable Award Agreement, if the stockholders of SEI shall approve a transaction which upon consummation would constitute a Change of Control of SEI, or in the event of any Change of Control of SEI not subject to stockholder approval, then effective immediately prior to the Change of Control, all Awards shall be fully vested, all restrictions and limitations shall lapse and all performance criteria or other conditions related to such Awards shall be deemed to be achieved or fulfilled to the maximum extent possible.

ARTICLE IX.  AMENDMENT AND TERMINATION

9.1          Plan Amendment and Termination.  The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the holders of at least a majority of the shares of Common Stock if (i) such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (ii) counsel for SEI determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of NASDAQ or such other exchange or association on which the Common Stock is then listed or quoted.  An amendment to the Plan shall not require stockholder approval if it curtails rather than expands the scope of the Plan, nor if it is made to conform the Plan to new statutory or regulatory requirements that arise after submission of the Plan to stockholders for their approval, such as, without limitation, changes to Section 409A of the Code, or regulations issued thereunder.  Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination.  Except as otherwise provided herein, no suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant holding such Award.

9.2          Award Amendment and Cancellation.  The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s rights under an outstanding Award without the consent of the Participant holding such Award.

ARTICLE X.  MISCELLANEOUS

10.1        Award Agreements.  After the Committee grants an Award under the Plan to a Participant, SEI and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate.  The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the Participant in connection with any Award; provided, however, that any permitted deferrals shall be structured to avoid negative tax consequences to the Participant under Section 409A of the Code.  The terms and provisions of the respective Award Agreements need not be identical.  All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

10.2        Listing; Suspension.

(a)           As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system.  SEI shall have no obligation to issue such shares unless and until such shares are so listed.

(b)           If at any time counsel to SEI or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on SEI or its Affiliates under the laws of any applicable jurisdiction, SEI or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to shares of Common Stock or Awards.

(c)           Upon termination of any period of suspension under this Section, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.

10.3        Additional Conditions.  Notwithstanding anything in the Plan to the contrary:  (i) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to SEI a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution, (ii) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

10.4        Transferability.

(a)           Any action to be taken during the Participant’s lifetime in connection with an Award shall be taken only by such Participant; provided, however, that in the event of a Participant’s legal incapacity, such action may be taken by his guardian or legal representative.  When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to SEI of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b)           Except as otherwise provided in this Section, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution.  Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect.

(c)           Incident to a Participant’s divorce, the Participant may request that SEI agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code Section 414(p)) with respect to all or a part of one or more Awards made to the Participant under the Plan to the Participant’s alternate payee.  SEI’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of SEI.  The Committee’s decision need not be uniform among Participants.  As a condition of participation, a Participant agrees to hold SEI harmless from any claim that may arise out of SEI’s observance of the terms of any such domestic relations order.

10.5        Withholding Taxes.  The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards.  In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (ii) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes.  No shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

10.6        No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or an Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.

10.7        Notices.  All notices required or permitted to be given or made under the Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith.  Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received.  SEI or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices.  Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (i) to a Participant at his address as set forth in the records of the Company or (ii) to SEI at the principal executive offices of SEI clearly marked “Attention:  General Counsel.”

10.8        Compliance with Law and Stock Exchange or Association Requirements.  In addition, it is the intent of the SEI that Awards intended to constitute “qualified performance-based awards” comply with the applicable provisions of Section 162(m) of the Code and that any deferral of the receipt of the payment of cash or the delivery of shares of Common Stock that the Committee may permit or require, and any Award granted that is subject to Section 409A of the Code, comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Sections 162(m) or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 162(m) or 409A of the Code, that Plan provision shall cease to apply.  Any provision of this Plan to the contrary notwithstanding, the Committee may revoke any Award if it is contrary to law, governmental regulation, or stock exchange or association requirements or modify an Award to bring it into compliance with any government regulation or stock exchange or association requirements.  The Committee may agree to limit its authority under this Section.

10.9        Binding Effect.  The obligations of SEI under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of SEI, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of SEI.  The terms and conditions of the Plan shall be binding upon each Participant and his heirs, legatees, distributees and legal representatives.

10.10      Severability.  If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

10.11      No Restriction of Corporate Action.  Nothing contained in the Plan shall be construed to prevent SEI or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by SEI or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan.  No Participant or other person shall have any claim against SEI or any Affiliate as a result of such action.

10.12      Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

10.13      No Right, Title or Interest in Company Assets.  No Participant shall have any rights as a stockholder of SEI as a result of participation in the Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan.  To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company.  All Awards shall be unfunded.

10.14      Risk of Participation.  Nothing contained in the Plan shall be construed either as a guarantee by SEI or the Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by SEI or the Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

10.15      No Guarantee of Tax Consequences.  No person connected with the Plan in any capacity, including without limitation SEI and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

10.16      Continued Employment.  Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment at any time, with or without cause.  The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of an obligation of SEI or an Affiliate to the Participant.

10.17      Miscellaneous.  Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof.  The use of the masculine gender shall also include within its meaning the feminine.  Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

IN WITNESS WHEREOF, this Plan has been executed as of the Effective Date.

STROUD ENERGY, INC.

By:	/s/ Patrick J. Noyes
Patrick J. Noyes
President & Chief Executive Officer